UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 9, 2019

Recro Pharma, Inc.

(Exact name of registrant as specified in its charter)

Pennsylvania	001-36329	26-1523233
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

490 Lapp Road, Malvern, Pennsylvania		19355
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (484) 395-2470

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01	REPH	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

Effective as of May 9, 2019 (the “Separation Date”), Michael Celano is no longer employed as Chief Operating Officer and Secretary of Recro Pharma, Inc. (the “Company”). In connection with Mr. Celano’s departure, on May 14, 2019, the Company and Mr. Celano entered into a Separation and Mutual Release Agreement (the “Agreement”). Pursuant to the Agreement, in exchange for a general release of all claims against the Company, Mr. Celano is entitled to receive severance benefits substantially equivalent to the severance benefits set forth in the Employment Agreement between Mr. Celano and the Company, dated July 1, 2016, which include (1) Mr. Celano’s continued base salary and health benefits for 12 months following the Separation Date and an additional 30 days as a result of waiver of a 30 day notice period; (2) a pro-rated target bonus in respect of the 2019 fiscal year, to be paid when annual bonuses for the 2019 fiscal year are paid to other executives; and (3) a $25,000 payment for outplacement services. In addition, pursuant to the Separation Agreement, Mr. Celano will also receive accelerated vesting of a portion of certain stock based compensation awards previously awarded to represent vesting through 30 days following the Separation Date, resulting in 142,758 options and 5,937 time-based restricted stock units vested as of the Separation Date. In addition, Mr. Celano will receive immediate vesting of 33,750 performance-based vesting restricted stock units that would have been subject to potential vesting based on the Company’s performance in the 2019 fiscal year and an extension of the exercise period for vested options until the 18-month anniversary of the Separation Date.

The foregoing description of the Agreement does not purport to be complete and is qualified in its entirety by reference to the Agreement, a copy of which is filed as Exhibit 10.1 and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	Separation and Mutual Release Agreement, dated as of May 14, 2019, by and between Recro Pharma, Inc. and Michael Celano

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Recro Pharma, Inc.

By:	/s/ Gerri A. Henwood
Name:	Gerri A. Henwood
Title:	Chief Executive Officer

Date: May 15, 2019